Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS RESULTS FOR THE FIRST

QUARTER 2007; TOTAL REVPAR INCREASED BY 7.1%

McLean, VA, May 2, 2007 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its financial results for the quarter ended March 31, 2007.

Consolidated Financial Results

For the first quarter 2007, the Company reported total revenue of $123.3 million and net income available to common stockholders of $7.5 million, or $.12 per diluted common share, compared to total revenue of $85.0 million and net income available to common stockholders of $3.7 million, or $.07 per diluted common share, for the first quarter 2006. Included in net income available to common stockholders for the first quarter 2006 is a charge of approximately $1.1 million, or $.02 per diluted common share, for the write-off of deferred financing costs related to the extinguishment of the Company’s term loan facility. To enhance the comparability of funds from operations (FFO) available to common stockholders and EBITDA for the first quarter 2007 and first quarter 2006, the Company has adjusted both financial measures for the first quarter 2006 for the write-off of deferred financing costs (no similar adjustments were made for the first quarter 2007). FFO available to common stockholders was $20.2 million, or $.34 per diluted common share, for the first quarter 2007, compared to adjusted FFO available to common stockholders of $13.6 million, or $.26 per diluted common share, for the first quarter 2006. FFO available to common stockholders is defined as net income (loss) available to common stockholders, excluding depreciation and amortization and gains (losses) on sales of hotel properties. Adjusted FFO available to common stockholders is defined as FFO available to common stockholders, excluding non-recurring items, such as gains (losses) on early extinguishment of debt. EBITDA was $32.8 million, or $.54 per diluted common share, for the first quarter 2007, compared to adjusted EBITDA of $21.8 million, or $.41 per diluted common share, for the first quarter 2006. EBITDA is defined as net income before interest, income taxes

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding gains (losses) on sales of hotel properties and other non-recurring items, such as gains (losses) on early extinguishment of debt.

FFO available to common stockholders, adjusted FFO available to common stockholders, EBITDA and adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for additional information regarding these non-GAAP financial measures.

Hotel Operating Performance

Included in the following table are comparisons of occupancy, average daily rate (ADR) and revenue per available room (RevPAR), the key operating metrics that the Company uses to assess the performance of its hotel properties, for the first quarter 2007 and 2006. The comparisons do not include the operating results for the Marriott Mount Laurel hotel and the Barceló Tucancun Beach resort, which were sold in June 2006 and August 2006, respectively, or the Courtyard Gaithersburg Washingtonian Center hotel, which opened for business in June 2006. Since five of the Company’s hotels owned as of March 31, 2007 were acquired at various times during 2006 and 2007, the key operating metrics for the total hotel portfolio reflect the operating results of those five hotels under previous ownership for either a portion of, or the entire, first quarter 2006 and 2007.

Key Operating Metrics	Quarter Ended March 31, 2007			Quarter Ended March 31, 2006
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Total Hotel Portfolio (26 hotels)	73.0%	$152.85	$111.51	71.8%	$145.06	$104.09
Comparable Hotel Portfolio (21 hotels) (1)	71.5%	$143.27	$102.41	70.4%	$136.22	$95.85

(1)	Includes hotel properties owned on January 1, 2006

For the first quarter 2007, RevPAR for the Company's total hotel portfolio increased 7.1% to $111.51, versus the same period in 2006. Occupancy increased by 1.2 percentage points to 73.0%, while ADR increased by 5.4% to $152.85. For the Company's comparable hotel

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

portfolio, RevPAR increased 6.8% to $102.41, versus the same period in 2006. Occupancy increased by 1.1 percentage points to 71.5%, while ADR increased by 5.2% to $143.27.

For the first quarter 2007, the Company’s hotel properties contributed $123.3 million of total revenue and $37.5 million of hotel operating income (hotel revenues less hotel operating expenses). Included in the following table are comparisons of hotel operating income and hotel operating income margins for the first quarter 2007 and 2006. The comparisons do not include the operating results for the Marriott Mount Laurel hotel and the Barceló Tucancun Beach resort, which were sold in June 2006 and August 2006, respectively, or the Courtyard Gaithersburg Washingtonian Center hotel, which opened for business in June 2006. Since five of the Company’s hotels owned as of March 31, 2007 were acquired at various times during 2006 and 2007, the hotel operating income and hotel operating income margins for the total hotel portfolio reflect the operating results of those five hotels under previous ownership for either a portion of, or the entire, first quarters 2006 and 2007.

Hotel Operating Income and Margins	Quarter Ended March 31, 2007		Quarter Ended March 31, 2006
	$(1)	%(2)	$(1)	%(2)

Total Hotel Portfolio (26 hotels)	$37.0	30.4%	$34.1	29.0%
Comparable Hotel Portfolio (21 hotels) (3)	$24.0	29.8%	$22.3	28.7%

(1)	In millions
(2)	Percentage of hotel revenue
(3)	Includes hotel properties owned on January 1, 2006

For the first quarter 2007, hotel operating income for the Company’s total hotel portfolio increased 8.6% to $37.0 million versus the same period in 2006 and hotel operating income margins increased by 1.4 percentage points to 30.4%. For the Company's comparable hotel portfolio, hotel operating income increased 7.4% to $24.0 million versus the same period in 2006 and hotel operating income margins increased by 1.1 percentage points to 29.8%.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Acquisition Activity

On February 23, 2007, the Company acquired the 143-room Crowne Plaza Chicago-Silversmith hotel in Chicago, Illinois for approximately $34.4 million. The Company entered into a long-term agreement with Crestline Hotels & Resorts, Inc. to manage the property as an independent hotel.

Balance Sheet / Liquidity

As of March 31, 2007, the Company had $33.8 million of cash and cash equivalents and $25.0 million of restricted cash. Total assets were $1,355 million, including $1,238 million of net investment in hotel properties, long-term debt was $688.6 million, and stockholders’ equity was $600.6 million.

During the first quarter 2007, the Company generated $16.8 million of cash flow from operations and used $47.1 million in net investing activities, including $34.4 million in hotel acquisitions and $8.0 million in hotel capital expenditures. The Company also obtained $26.8 million in net financing activities, including a net borrowing of $44.0 million from the Company’s revolving credit facility, offset by $14.8 million in dividend payments to common and preferred stockholders.

Dividends

During the first quarter 2007, the Company increased its quarterly common dividend to $.23 per share, which is the Company’s fifth consecutive quarterly dividend increase. The dividend, payable to the Company’s common stockholders of record as of March 30, 2007, was paid on April 13, 2007. On January 11, 2007, the Company declared a quarterly cash dividend of $.4921875 per share of Series A Cumulative Redeemable Preferred Stock. The dividend was paid on February 15, 2007 to holders of record on February 1, 2007.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Definitive Agreement

As previously announced, on April 24, 2007, the Company entered into a definitive agreement to be acquired by affiliates of JER Partners Acquisitions IV, LLC (“JER”). The all-cash transaction is valued at approximately $2.0 billion, including the assumption by JER of approximately $260 million of the Company’s existing indebtedness.

Under the terms of the agreement, JER will acquire all of the Company’s outstanding common stock and operating partnership (“OP”) units for $19.50 per share and per OP unit in cash. The purchase price represents a premium of approximately 15% over the Company’s three-month average closing share price. Also, pursuant to the terms of the agreement, no future dividends will be paid on the Company’s common stock. In addition, JER has agreed that, as promptly as practicable after the completion of the merger, it will liquidate the surviving corporation in the merger. In the liquidation, each holder of a share of the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock will receive $25.00 per share in cash plus any then accrued but unpaid dividends.

Completion of the transaction, which is subject to stockholder approval as well as other customary closing conditions, is currently expected to occur in the third quarter 2007. The transaction is not subject to a financing condition. The Company’s board of directors has unanimously approved the merger agreement and has recommended the approval of the transaction by the Company’s common stockholders at a special meeting that will be held on a date to be announced.

Additional Information About The Merger And Where To Find It

This communication is being made in respect of the proposed merger involving the Company and JER. In connection with the transaction, the Company will file a definitive proxy statement with the Securities and Exchange Commission. Stockholders are urged to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction. The final proxy statement will be mailed

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge on the Securities and Exchange Commission’s website at www.sec.gov. When available, the definitive proxy statement and other pertinent documents will also be available free of charge on the Company’s website at www.highlandhospitality.com.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding the Company’s directors and executive officers is detailed in the Company’s Annual Report on Form 10-K, as amended, previously filed with the Securities and Exchange Commission, and the definitive proxy statement relating to the proposed transactions, when it becomes available.

Non-GAAP Financial Measures

Included in this press release are certain non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Non-GAAP financial measures are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles (GAAP). These include: FFO available to common stockholders, adjusted FFO available to common stockholders, EBITDA, and adjusted EBITDA. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO available to common stockholders – FFO available to common stockholders is defined as net income (loss) available to common stockholders, excluding depreciation and amortization and gains (losses) on sales of hotel properties. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Accordingly, the Company believes that FFO available to common stockholders is a useful financial measure for investors and management because it provides another indication of the Company’s performance, excluding

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

real estate related depreciation and amortization. The Company also excludes gains (losses) on sales of hotel properties from net income (loss) available to common stockholders because it believes that by excluding gains (losses) on sales of hotel properties, investors and management are provided a more comparable financial measure of its operating performance.

Adjusted FFO available to common stockholders – The Company further adjusts FFO available to common stockholders to exclude certain other non-recurring items, such as gains (losses) on early extinguishments of debt, because it believes that by excluding these non-recurring items, investors and management are provided a more comparable financial measure of its operating performance.

EBITDA – EBITDA is defined as net income before interest, income taxes and depreciation and amortization. The Company believes it is a useful financial measure for investors and management because it provides an indication of the operating performance of the Company’s hotel properties and is not impacted by the Company’s capital structure.

Adjusted EBITDA – The Company further adjusts EBITDA to exclude gains (losses) on sales of hotel properties and certain other non-recurring items, such as gains (losses) on early extinguishments of debt, because it believes that by excluding non-recurring items, investors and management are provided a more comparable financial measure of its operating performance.

The calculation of FFO available to common stockholders, adjusted FFO available to common stockholders, and adjusted EBITDA may vary from entity to entity, and as such, the presentation of these non-GAAP financial measures by the Company may not be comparable to FFO available to common stockholders, adjusted FFO available to common stockholders, and adjusted EBITDA reported by other REITs.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

About Highland Hospitality

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment in the United States. The Company currently owns 27 hotel properties with an aggregate of 8,379 rooms in 14 states and the District of Columbia. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, are intended to identify forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the satisfaction of the conditions to consummate the merger with JER, including the Company’s receipt of the requisite stockholder approval; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure of the merger to close for any other reason; the amount of the costs, fees, expenses and charges related to the merger; general economic conditions; future acts of terrorism or war; risks associated with the hotel and hospitality business; the availability of capital; the ability of the Company to acquire additional hotel properties, and the timely completion of planned hotel renovations. These risks and uncertainties are described in greater detail in the Company's current and periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Investment in hotel properties, net	$1,237,871	$1,207,812
Deposits on hotel property acquisitions	2,000	—
Cash and cash equivalents	33,808	37,302
Restricted cash	24,951	22,310
Accounts receivable, net	27,579	17,162
Prepaid expenses and other assets	24,726	24,182
Deferred financing costs, net	4,314	4,429

Total assets	$1,355,249	$1,313,197

LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term debt	$688,554	$646,432
Accounts payable and accrued expenses	42,587	39,675
Dividends payable	14,940	14,055
Other liabilities	4,141	2,901

Total liabilities	750,222	703,063

Minority interest in operating partnership	4,452	4,497
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Stock; 3,200,000 shares issued and outstanding ($81,033 liquidation preference)	77,112	77,112
Common stock, $.01 par value; 500,000,000 shares authorized; 61,726,776 shares and 61,327,647 shares issued, respectively	617	613
Additional paid-in capital	581,446	578,966
Treasury stock, at cost; 277,032 shares and 223,160 shares, respectively	(3,521)	(2,612)
Cumulative dividends in excess of net income	(55,079)	(48,442)

Total stockholders' equity	600,575	605,637

Total liabilities and stockholders' equity	$1,355,249	$1,313,197

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUE
Rooms	$79,988	$56,422
Food and beverage	36,654	24,839
Other	6,686	3,739

Total revenue	123,328	85,000

EXPENSES
Hotel operating expenses:
Rooms	17,216	12,065
Food and beverage	24,179	16,346
Other direct	3,156	1,540
Indirect	41,267	30,131

Total hotel operating expenses	85,818	60,082
Depreciation and amortization	12,745	8,626
Corporate general and administrative:
Stock-based compensation	1,793	791
Other	2,862	1,980

Total operating expenses	103,218	71,479

Operating income	20,110	13,521
Interest income	410	703
Interest expense	11,095	8,216
Loss on early extinguishment of debt	—	996

Income before income taxes, minority interest in operating partnership and discontinued operations	9,425	5,012
Income tax benefit (expense)	(275)	413
Minority interest in operating partnership	(78)	(54)

Income from continuing operations	9,072	5,371

Discontinued operations:
Income from hotel properties sold	—	(79)
Gain on sale of hotel properties	—	—

Total income from discontinued operations	—	(79)

Net income	9,072	5,292
Preferred stock dividends	(1,575)	(1,575)

Net income available to common stockholders	$7,497	$3,717

Net income (loss) per common share—basic:
Continuing operations	$0.12	$0.07
Discontinued operations	—	—

Net income available to common stockholders (1)	$0.12	$0.07

Net income (loss) per common share—diluted:
Continuing operations	$0.12	$0.07
Discontinued operations	—	—

Net income available to common stockholders (1)	$0.12	$0.07

Weighted-average number of common shares outstanding—basic	59,825,464	52,944,557
Weighted-average number of common shares outstanding—diluted	60,292,025	53,210,995

(1)	per share amounts may not add due to rounding

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

2007 AND 2006 RESULTS

The following table reconciles FFO and adjusted FFO available to common stockholders to net income available to common stockholders for the three months ended March 31, 2007 and 2006:

	Three Months Ended March 31,
	2007	2006
Net income available to common stockholders	$7,497	$3,717
Adjustments: Depreciation and amortization	12,745	8,626
Depreciation and amortization from discontinued operations	—	307

FFO available to common stockholders	20,242	12,650

Adjustment: Loss on early extinguishment of debt	—	996

Adjusted FFO available to common stockholders	$20,242	$13,646

FFO per common share:
Basic	$0.34	$0.24
Diluted	$0.34	$0.24

Adjusted FFO per common share:
Basic	$0.34	$0.26
Diluted	$0.34	$0.26

The following table reconciles EBITDA and adjusted EBITDA to net income for the three months ended March 31, 2007 and 2006:

	Three Months Ended March 31,
	2007	2006
Net income	$9,072	$5,292
Adjustments: Depreciation and amortization	12,745	8,626
Interest expense	11,095	8,216
Interest income	(410)	(703)
Income tax expense	275	(413)
Discontinued operations (1)	—	(187)

EBITDA	32,777	20,831
Adjustment: Loss on early extinguishment of debt	—	996

Adjusted EBITDA	$32,777	$21,827

EBITDA per common share:
Basic	$0.55	$0.39
Diluted	$0.54	$0.39

Adjusted EBITDA per common share:
Basic	$0.55	$0.41
Diluted	$0.54	$0.41

(1)	reflects depreciation and amortization, interest expense and income taxes included in discontinued operations